Exhibit 10.18

AGENCY AGREEMENT

November 15, 2005

Surge Global Energy (Canada), Ltd.
1818, 144 - 4th Avenue S.W.
Calgary, Alberta T2P 3N4

Surge Global Energy, Inc.
12220 El Camino Real
Suite 410
San Diego, California
92130

Attention:                                         Mr. David Perez, Chairman
Mr. Fred Kelly, Chief Executive Officer

Dear Sirs:

Re:                               Private Placement of up to $10,000,000 CAD Principal Amount of 7% Secured Convertible Debentures of Surge Global Energy (Canada), Ltd.

MGI Securities Inc. (the “Agent”) understands that Surge Global Energy (Canada), Ltd. (the “Corporation” or “Surge”) proposes to create, issue and sell up to $10,000,000 CAD aggregate principal amount of 7% secured convertible debentures due November 15, 2007 (the “Debentures”).  Subject to the terms of the Indenture (as defined below), each Debenture is, at the option of the holder thereof, convertible into common shares of the Corporation (“Common Shares”) or shares of common stock (“Surge U.S. Shares”) of Surge Global Energy, Inc. (“Surge U.S.”).  The private placement of the Debentures on the terms and conditions provided for herein is hereinafter referred to as the “Offering”.

Subject to the terms and conditions hereof, the Agent agrees to act, and the Corporation appoints the Agent, as the sole and exclusive agent of the Corporation to offer the Debentures for sale on the Closing Date in the Selling Jurisdictions on a private placement basis, in minimum denominations of $50,000 CAD and integral multiples of $25,000 CAD thereafter, and to use its commercially reasonable efforts to secure subscriptions therefore.  The Corporation acknowledges and agrees that the Agent may, but is not obligated to, purchase any of the Debentures as principal.  The Debentures may be issued and sold pursuant to exemptions under Applicable Securities Laws in the Selling Jurisdictions (as hereinafter defined).

The Agent shall be entitled, in connection with the Offering, to retain as sub-agents other registered securities dealers and may receive (for delivery to the Corporation at the Closing Time) subscriptions for Debentures from Subscribers from other registered dealers.  Any fees payable to such sub-agents shall be for the account of the Agent.  The Agent shall, however, be under no obligation to engage any sub-agent.

In consideration for its services hereunder, including, but not limited to, the ancillary service of acting as financial advisor to the Corporation in respect of the issue of the Debentures and advising on the terms and conditions of the Offering, the Agent shall be entitled to the fee and Agent’s Warrant (as defined below) provided for in Section 9, and the reimbursement of its expenses, which amounts shall be payable from the proceeds of the sale of the Debentures hereunder at the time and manner as specified in Section 9.

Section 1                                             Definitions

In this Agreement, including the paragraphs prior to this definitional section and any amendment hereto:

(a)                                  “ABCA” means the Business Corporations Act (Alberta);

(b)                                 “affiliate” has the meaning ascribed thereto in the Business Corporations Act (Alberta);

(c)                                  “Agent’s Counsel” means Davis & Company LLP, or such other legal counsel as the Agent, with the consent of the Corporation, may appoint;

(d)                                 “Agent’s Warrant” means the agent’s compensation warrant to acquire Common Shares pursuant to Section 9 hereof;

(e)                                  “Agreement” means this agreement and not any particular Article or Section or other portion except as may be specified, and words such as “hereto”, “herein”, and “hereby” refer to this Agreement as the context requires;

(f)                                    “Applicable Canadian Securities Laws” includes, collectively and without limitation, all applicable Canadian securities and corporate laws, rules, regulations, instruments, notices, blanket orders, statements, circulars, procedures and policies in the Selling Jurisdictions;

(g)                                 “Applicable U.S. Securities Laws” includes, collectively and without limitation, all applicable U.S. securities and corporate laws, rules, regulations, instruments, notices, blanket orders, statements, circulars, procedures and policies;

(h)                                 “Business Day” means a day which is not a Saturday or Sunday or a legal holiday in the City of Calgary, Alberta;

(i)                                     “Closing Date” means November 15, 2005, or such other date or dates as the Agent and the Corporation may mutually agree upon in writing;

(j)                                     “Closing Time” means 4:00 p.m. (Calgary time) or such other time, on the Closing Date, as the Agent and the Corporation may agree;

(k)                                  “Common Shares” means the common shares in the capital of the Corporation from time to time;

(l)                                     “Corporation’s Counsel” means Burnet, Duckworth & Palmer LLP (for Canadian legal matters) and Sichenzia Ross Friedman Ference LLP (for U.S. legal matters), or such other legal counsel as the Corporation, with the consent of the Agent, may appoint;

(m)                               “Debentures” means the 7% secured convertible debentures having the rights and entitlements set forth in the Indenture;

(n)                                 “Deep Alta” means Deep Well Oil & Gas (Alberta) Ltd.;

(o)                                 “Deep Well” means Deep Well Oil & Gas Inc.;

(p)                                 “Deep Well Shares” means an aggregate of 7,550,000 Common Shares to be issued to Deep Well, Deep Alta or Northern immediately prior to the Closing Time;

(q)                                 “Dynamo Claim” means the potential legal claim by Dynamo Energy Corporation against Surge U.S. and the Corporation arising from letter agreements (which were not signed by Surge U.S.) wherein Dynamo Energy Corporation requested Surge U.S. to pay a 2.5% cash finder’s fee on the acquisition cost of the Farmout Lands and a 5% gross overriding royalty on the Farmout Lands;

(r)                                    “Environmental Laws” has the meaning ascribed to such term in Section 5(nn);

(s)                                  “Farmout Acknowledgement Agreement” means the farmout acknowledgement agreement dated effective the Closing Date between Surge U.S., the Corporation, Deep Well, Northern, Deep Alta and the Agent, whereby the parties confirmed the validity, enforceability and continued existence of the Farmout Agreement;

(t)                                    “Farmout Agreement” means the farmout agreement dated February 25, 2005 (as amended) between Surge U.S., the Corporation, Deep Well and Northern, whereby the Corporation has a right to earn a 40% working interest in the Farmout Lands;

(u)                                 “Farmout Agreement Legal Claims” means all legal actions and claims involving Deep Well, Northern, Surge U.S. and the Corporation which relate to the enforceability, validity or continuation of the Farmout Agreement;

(v)                                 “Farmout Lands” means the lands shown under the heading “Farmout Lands” in Schedule ”A” to the Farmout Agreement, provided that the “Farmout Lands” shall not include the 6.5 Section Block (as defined in the Farmout Agreement) unless or until Deep Well or Northern acquire a legal or beneficial interest in the Title Documents (as defined in the Farmout Agreement) that comprise the 6.5 Section Block;

(w)                               “Financial Statements” means the audited consolidated financial statements of Surge U.S. as at December 31, 2005 and the unaudited consolidated financial statements of Surge U.S. for the three month periods ending March 31, 2005 and June 30, 2005;

(x)                                   “Governmental Entity” means any (i) federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (ii) subdivision, agent, commission, board, or authority of any of the foregoing, or (iii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing;

(y)                                 “Indenture” means the trust indenture to be dated on or about the Closing Date among the Corporation, Surge U.S. and the Trustee, as trustee, governing the terms and conditions of the Debentures;

(z)                                   “Jurisdiction” means one of the jurisdictions listed in Appendix B to NI 45-102;

(aa)                            “Laws” means all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority;

(bb)                          “Management Group” means Messrs. Kelly and Cassidy;

(cc)                            “Management Shares” means an aggregate of 5,100,000 Common Shares to be issued to Messrs. Kelly and Cassidy (for himself and in trust for issuance to others) at a price of $0.01 per share immediately following the Closing Time;

(dd)                          “Material Adverse Effect”, when used in connection with the Corporation or Surge U.S., means any change, effect, event or occurrence with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise), businesses, prospects, operations or results of operations or those of its subsidiaries, that is, or would be reasonably expected to be, material and adverse to the current or future business, operations, regulatory status, financial condition or results of operations of the Corporation or Surge U.S., as the case may be, and their respective subsidiaries taken as a whole;

(ee)                            “Minimum Subscription” means the subscription for at least $50,000 principal amount of Debentures;

(ff)                                “NI 45-102” means National Instrument 45 – 102 - Resale of Securities;

(gg)                          “Northern” means Northern Alberta Oil Ltd.;

(hh)                          “Registration Rights Agreement” has the meaning ascribed to such term in Section 3(b), a copy of which is attached hereto as Schedule ”A”;

(ii)                                  “Release and Indemnification Agreement” means the agreement dated November 15, 2005 between the Corporation and Surge U.S. which provides for, among other things, the fixing of the Corporation’s liabilities and an indemnity from Surge U.S. for any additional liabilities above the thresholds set out therein;

(jj)                                  “Sawn Lake Project” means the proposed oil and gas exploration project to be conducted on the Farmout Lands by the Corporation;

(kk)                            “Securities Commissions” means the securities commissions or similar regulatory authorities in the Selling Jurisdictions and “Securities Commission” means any one of them;

(ll)                                  “Selling Jurisdictions” means the provinces of Alberta and Ontario and such other provinces and foreign jurisdictions as may be agreed by the Agent and the Corporation prior to the Closing Date, as evidenced by the Corporation’s acceptance of a Subscription Agreement with respect thereto;

(mm)                      “Shareholder Agreement” means the agreement dated on the Closing Date among the Corporation, Surge U.S., Leigh Cassidy and Fred Kelly which provides for certain voting restrictions of the Common Shares;

(nn)                          “Subscriber” means a person who executes a Subscription Agreement which is accepted by the Corporation in form and substance satisfactory to the Corporation’s Counsel and the Agent’s Counsel, acting reasonably;

(oo)                          “Subscription Agreement” means the agreement entered into by each Subscriber for Debentures and accepted by the Corporation at the Closing Time in respect of the Subscriber’s subscription for Debentures pursuant to this Offering;

(pp)                          “subsidiary” has the meaning ascribed thereto in the Securities Act (Alberta);

(qq)                          “Tax Act” means the Income Tax Act (Canada), together with any and all regulations, as amended from time to time;

(rr)                                “to the knowledge” or “to the best of the knowledge” of the Corporation or Surge U.S. (or words to like effect in this Agreement), means that the Corporation or Surge U.S. shall be required, in addition to making any other reasonable inquiries, to make inquiries of officers of the Corporation or Surge U.S.;

(ss)                            “Trustee” means Valiant Trust Company, and such successor trustee as may be appointed from time to time under the Indenture;

(tt)                                “U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(uu)                          “Voting Agreement” means the voting trust agreement dated on the Closing Date among the Corporation, Surge U.S., Deep Well, Northern and Deep Alta which provides Surge U.S. with voting proxy over the Deep Well Shares until February 25, 2007.

“misrepresentation”, “material change” and “material fact” shall have the meanings ascribed thereto under the Applicable Canadian Securities Laws of the Selling Jurisdictions, “distribution” means “distribution” or “distribution to the public”, as the case may be, as defined under the Applicable Canadian Securities Laws of the Selling Jurisdictions and “distribute” has a corresponding meaning.  In this Agreement, words importing the singular include the plural and words importing gender include all genders.

Section 2                                             Corporation’s Covenants

The Corporation covenants and agrees:

(a)                                  that the Debentures will be duly and validly authorized and issued;

(b)                                 the Common Shares issuable upon the conversion of the Debentures will be reserved for issuance at the Closing Time:

(c)                                  as soon as reasonably possible, and in any event by the Closing Date, to take all such steps as may reasonably be necessary to enable the Debentures to be offered for sale and sold on a private placement basis to Subscribers in the Selling Jurisdictions through the Agent or any other investment dealers or brokers registered in any of the Selling Jurisdictions by way of the exemptions under Applicable Canadian Securities Laws of each of the Selling Jurisdictions, and not to take any action that would prevent the Corporation and the Agent from relying on the exemptions from the prospectus requirements of Applicable Canadian Securities Laws as contemplated by the Subscription Agreements;

(d)                                 as soon as reasonably possible, and in any event by the Closing Date, to execute the Shareholder Agreement and issue the Management Shares;

(e)                                  as soon as reasonably possible, and in any event by the Closing Date, to execute the Voting Agreement and issue the Deep Well Shares;

(f)                                    as soon as reasonably possible, and in any event by the Closing Date, to cause the following person to be appointed to the following offices:  Leigh Cassidy - Executive Chairman and Chief Executive Officer;

(g)                                 to duly, punctually and faithfully perform and comply with all the obligations to be performed by it, and all of its covenants and agreements under and pursuant to this Agreement, the Subscription Agreements and the Indenture;

(h)                                 it will file all necessary forms and reports with the appropriate Securities Commissions and other regulatory authorities in connection with the issuance of the Debentures and the Agent’s Warrant;

(i)                                     the Corporation will carry on its business in a prudent manner in accordance with industry standards and good business practice and will keep or cause to be kept proper books of accounts in accordance with applicable law;

(j)                                     the Corporation will not, from the date hereof until the earlier of the conversion of all of the issued Debentures into Common Shares or Surge U.S. Shares or the repayment of all of the issued Debentures (including all interest payable thereon); approve, implement, adopt or authorize any stock option plan, performance warrant plan or other stock based compensation plan (collectively, the “Option Plan”) which allows for the issuance of Common Shares in an aggregate amount greater than 5% of the issued and outstanding Common Shares;

(k)                                  the Corporation will not, from the date hereof until the earlier of: (i) the conversion of all of the issued Debentures into Common Shares or Surge U.S. Shares or the repayment of all of the issued Debentures (including all interest payable thereon); or (ii) the date on which the Corporation completes an offering (or offerings) of securities to the public for gross proceeds of at least an aggregate of $10,000,000, grant options or similar convertible securities issuable pursuant to the Option Plan to the Management Group or to any director nominated by Surge U.S. pursuant to the Shareholder Agreement;

(l)                                     immediately following the Closing Time on the Closing Date, it will file such discontinuances and undertakings, in such form as approved by Agent’s Counsel, acting reasonably, to cause all of the Farmout Agreement Legal Claims to be discontinued;

(m)                               except for the issuance of the Management Shares, the Deep Well Shares, the grant of options pursuant to the Option Plan and the anticipated flow-through share financing, the Corporation will not, from the date hereof until that date that is 120 days following the Closing Date, directly or indirectly, sell, or offer to sell, or announce the offering of, or enter into or make any agreement or understanding, or announce the making or entry into of any agreement or understanding, to issue, sell or exchange any Common Shares, securities exchangeable or convertible into Common Shares without the prior written consent of the Agent, not to be unreasonably withheld.

Section 3                                             Surge U.S.’s Covenants

Surge U.S. covenants and agrees:

(a)                                  the Surge U.S. Shares issuable upon the conversion of the Debentures will be reserved for issuance at the Closing Time;

(b)                                 to prepare and file, in compliance with the terms of a registration rights agreement (the “Registration Rights Agreement”), in the form attached hereto as Schedule ”A”, to be entered into by and among the parties hereto, no later than forty five (45) days from the Closing Date, with the Securities and Exchange Commission a registration statement on Form SB-2 under the U.S. Securities Act, for the resale by the Subscribers of the Surge U.S. Shares.  Surge U.S. shall cause the registration statement to remain effective until all of the Surge U.S. Shares have been sold.  Surge U.S. shall use its best efforts (i) to have the registration statement declared effective by the Securities and Exchange Commission no later than ninety (90) days after the date filed and (ii) to insure that the initial registration statement and any subsequent registration statement remains in effect until all of the Surge U.S. Shares have been sold;

(c)                                  to duly, punctually and faithfully perform and comply with all the obligations to be performed by it, and all of its covenants and agreements under and pursuant to this Agreement, the Subscription Agreements and the Indenture;

(d)                                 Surge U.S. will will carry on its business in a prudent manner in accordance with industry standards and good business practice and will keep or cause to be kept proper books of accounts in accordance with applicable law;

(e)                                  Surge U.S. will not, from the date hereof until that date that is 120 days following the Closing Date, directly or indirectly, sell, or offer to sell, or announce the offering of, or enter into or make any agreement or understanding, or announce the making or entry into of any agreement or understanding, to issue, sell or exchange any Surge U.S. Shares or securities exchangeable or convertible into Surge U.S. Shares (except for the issuance of Surge U.S. Shares in accordance with the terms of any exchangeable or convertible securities of Surge U.S. which are outstanding as at the date hereof) without the prior written consent of the Agent, not to be unreasonably withheld;

(f)                                    Surge U.S. will comply at all times with applicable securities laws and with the rules and regulations of any stock exchange or inter-dealer quotation system which it is or may become subject to; and

(g)                                 if required, to cause any Surge U.S. Shares to be issued pursuant to the Indenture to be listed on any stock exchange or inter-dealer quotation system on which the Surge U.S. Shares are listed.

Section 4                                             Agent’s Covenants

The Agent covenants and agrees with the Corporation that it will:

(a)                                  conduct its activities in connection with the proposed offer and sale of the Debentures in compliance with all Applicable Canadian Securities Laws in the Selling Jurisdictions;

(b)                                 not solicit subscriptions for Debentures, trade in Debentures or otherwise do any act in furtherance of a trade of Debentures outside of the Selling Jurisdictions, provided that the Agent may so solicit, trade or act within such jurisdiction only if such solicitation, trade or act is in compliance with Applicable Canadian Securities Laws in such jurisdiction and does not: (i) obligate the Corporation to file a prospectus or registration statement or otherwise take any action to qualify any of its securities or any trade of any of its securities; (ii) obligate the Corporation to establish or maintain any office or director or officer in such jurisdiction; or (iii) subject the Corporation to any reporting or other requirement in such jurisdiction;

(c)                                  obtain from each Subscriber an executed Subscription Agreement, and all applicable undertakings, questionnaires and other forms required under Applicable Canadian Securities Laws of the Selling Jurisdictions and supplied to the Agent by the Corporation for completion in connection with the distribution of the Debentures; and

(d)                                 not: (i) advertise the proposed Offering or sale of the Debentures in printed media of general and regular paid circulation or any similar medium, radio, television or telecommunications, including electronic display; or (ii) provide or make available to prospective purchasers of Debentures any document or material which would constitute an offering memorandum as defined under Applicable Canadian Securities Laws in the Selling Jurisdictions.

Section 5                                             Representations and Warranties of the Corporation

The Corporation represents and warrants to the Agent, and acknowledges that the Agent is relying upon such representations and warranties, that:

(a)                                  the Corporation has been duly incorporated and is a valid and subsisting corporation under the provisions of the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where, individually or in the aggregate, the failure to be so licensed or qualified would not have a Material Adverse Effect on the Corporation;

(b)                                 the authorized share capital of the Corporation consists of an unlimited number of the Common Shares.  As of the Closing Time, 24,000,000 Common Shares will be issued and outstanding as fully paid and non-assessable shares (including the Management Shares and Deep Well Shares to be issued immediately prior to the Closing Time).  All the Common Shares were offered, issued and sold in compliance with Applicable Canadian Securities Laws in distributions exempt from the prospectus and registration requirements of such securities laws, and all notices and filings in respect of such distributions have been made by the Corporation within the time and within the manner required by the securities laws;

(c)                                  except for the Debentures and Agent’s Warrant to be issued pursuant to this Agreement and the Management Shares and Deep Well Shares to be issued immediately prior to the Closing Time, the Corporation does not have any outstanding agreements, subscriptions, warrants, options or commitments (pre-emptive, contingent or otherwise), nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating the Corporation to offer, sell, repurchase or otherwise acquire, transfer, pledge or encumber any shares in the capital of the Corporation, or other securities, nor are there outstanding any securities or obligations of any kind convertible into or exercisable or exchangeable for any capital stock of the Corporation.  There are no outstanding bonds, debentures or other evidences of indebtedness of the Corporation having the right to vote or that are exchangeable or convertible for or exercisable into securities having the right to vote with holders of Common Shares on any matter as of the date hereof.  There are no outstanding securities of the Corporation in addition to Common Shares having the right to vote with holders of Common Shares on any matter;

(d)                                 the Corporation has no subsidiaries;

(e)                                  the Corporation has full corporate power, capacity and authority to issue the Debentures, and at the Closing Time, all necessary corporate action will have been taken by the Corporation to allot and authorize the issuance of the Debentures and upon receipt of payment therefor, the Debentures will be validly issued;

(f)                                    the Corporation has full corporate power, capacity and authority to issue the Common Shares issuable upon the conversion of the Debentures, and at the Closing Time, all necessary corporate action will have been taken by the Corporation to allot and authorize the issuance of the Common Shares issuable upon the conversion of the Debentures and such Common Shares will be validly issued as fully-paid and non-assessable Common Shares in the capital of the Corporation;

(g)                                 the Corporation is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of, this Agreement, the Indenture and the Subscription Agreements by the Corporation or any of the transactions contemplated thereby, do not and will not result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under: (i) any applicable laws; (ii) any term or provision of the articles, by-laws or resolutions of the directors (or committee thereof) or shareholders of the Corporation; (iii) any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which it is bound; or (iv) any judgment, decree, order, statute, rule or regulation applicable to the Corporation or its properties or assets, which default or breach might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation or its properties or assets (on a combined basis) or would impair the ability of the Corporation to consummate the transaction contemplated hereby or to duly observe and perform any of its covenants or obligations contained in this Agreement, the Indenture and the Subscription Agreements;

(h)                                 the Corporation has full corporate power, capacity and authority to enter into this Agreement, the Indenture and the Subscription Agreements, and to perform its obligations set out herein and therein, and this Agreement is, and the Indenture and the Subscription Agreements will on the Closing Date be, duly authorized, executed and delivered by the Corporation, and this Agreement is, and the Indenture and the Subscription Agreements will on the Closing Date be, legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms, subject to the general qualifications that:

(i)                                     enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws of general application affecting creditors’ rights generally;

(ii)                                  equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court;

(iii)                               the enforceability of any provision exculpating a party from liability or duty otherwise owed by it may be limited under applicable law;

(iv)                              the enforceability of any provision may be limited by and subject to applicable laws regarding limitations of actions;

(v)                                 the enforceability of provisions which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such document would be determined only in the discretion of the court;

(vi)                              enforceability may be limited by the equitable or statutory powers of the courts in Canada having jurisdiction to stay proceedings before them and the execution of judgments; and

(vii)                           rights to indemnity and contribution hereunder may be limited under applicable law;

(i)                                     the Corporation has not received any communications alleging that the Corporation has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity and the Corporation is not aware of any potential basis for such an allegation or of any reason to believe that such an allegation may be forthcoming;

(j)                                     the information and statements set forth in the Financial Statements as they relate to the Corporation are presented fairly and did not contain any material misrepresentation, as of the date of such information or statement;

(k)                                  the Corporation is not a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the by-laws of the Corporation and applicable laws, and the indemnification provided for herein) or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person;

(l)                                     except as disclosed to the Agent in the due diligence session on November 10, 2005, the Corporation does not have any loans or other indebtedness outstanding which have been made to or from any of its shareholders, officers, directors or employees or any other person not dealing at arm’s length with it that are currently outstanding;

(m)                               no shareholder (including Surge U.S.), officer, director, employee or any other person not dealing at arm’s length with the Corporation or, to the knowledge of the Corporation, any associate or affiliate of any such person, owns, has or is entitled to any royalty, net profits interest, carried interest or any other encumbrances or claims of any nature whatsoever which are based on the Sawn Lake Project, the Farmout Agreement, the Farmout Acknowledgement Agreement or any revenue or rights attributed thereto;

(n)                                 the Corporation is not a “reporting issuer”, within the meaning of the Applicable Canadian Securities Laws, of any jurisdiction and the Common Shares are not currently listed for trading on any stock exchange;

(o)                                 the form and terms of definitive certificates representing the Common Shares of the Corporation have been duly approved and adopted by the Corporation and comply with all legal requirements relating thereto;

(p)                                 the form and terms of definitive certificates representing the Debentures have been duly approved and adopted by the Corporation;

(q)                                 no authorization, approval or consent of any court, governmental authority or regulatory agency is required to be obtained by the Corporation in connection with the issuance, sale and delivery of the Debentures, except as contemplated hereby;

(r)                                    no Securities Commission or any other securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of the Corporation, no such proceeding is, to the knowledge of the Corporation, pending, contemplated or threatened, the Corporation is not in default of any requirement of Applicable Canadian Securities Laws of the Selling Jurisdictions and the Corporation is entitled to avail itself of the applicable prospectus exemptions available under such Applicable Canadian Securities Laws in respect of the trades in the Debentures to Subscribers as contemplated by this Agreement and the Subscription Agreements;

(s)                                  the Corporation has taken or will take prior to the Closing Date all such steps as may be necessary to comply with such requirements of Applicable Canadian Securities Laws such that the Debentures may, in accordance with Applicable Canadian Securities Laws, be offered for sale and sold on a private placement basis to the public in the Selling Jurisdictions through the Agent or any other investment dealers or brokers registered in any of the Selling Jurisdictions and complying with Applicable Canadian Securities Laws by way of the exemptions to the prospectus requirements;

(t)                                    to the knowledge of the Corporation, none of its directors or officers (or proposed directors or officers, to be appointed immediately prior to the Closing Time) are subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(u)                                 the Corporation acts as its own registrar and transfer agent for the Corporation’s Common Shares;

(v)                                 to its knowledge, other than the Shareholder Agreement and the Voting Agreement, neither the Corporation nor any of its shareholders is a party to any unanimous shareholder agreement, pooling agreement, voting trust or similar type of arrangements in respect of outstanding securities of the Corporation;

(w)                               the responses given by the Corporation and its directors and officers (including the proposed directors and officers to be appointed immediately prior to the Closing Time) in the due diligence session held on November 10, 2005 were made in good faith, and to the knowledge of such parties, were true and correct where they relate to matters of fact.  Where the responses reflect the opinion or view of the Corporation or its directors or officers, such opinions or views were honestly held at the time they were given.  Where any responses incorporate forward looking information, such information is inherently subject to risks and uncertainties which cannot be warranted;

(x)                                   other than the Farmout Agreement, the Corporation is not a party to any agreement or arrangement to acquire any shares or other interests in any other companies or persons and is not a party to any agreement or arrangement to acquire or lease any other business operations;

(y)                                 except for the Surge Canada Liabilities (as defined in the Release and Indemnification Agreement), the Corporation does not have any liability or obligation including, without limitation, liabilities for taxes, whether accrued, absolute, contingent or otherwise, not reflected in the Financial Statements, except liabilities and obligations incurred in the ordinary course of business, which liabilities and obligations are not material in the aggregate;

(z)                                   other than Dynamo Claim, the claim made by Gary Vandergrift and the Farmout Agreement Legal Claims (which will be discontinued immediately following the Closing Time), there are no material actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of the Corporation or, instituted, pending, or, to the knowledge of the Corporation, threatened against or affecting the Corporation (or its assets or properties) at law or in equity or before or by any Governmental Entity, nor is there any material judgment, order, decree or award of any Governmental Entity having jurisdiction, obtained, pending or, to the knowledge of the Corporation, threatened against the Corporation, and neither the Corporation nor its respective assets and properties, is subject to any outstanding material judgment, order, writ, injunction or decree;

(aa)                            each contract or agreement (including the Farmout Agreement and Farmout Acknowledgement Agreement) between the Corporation and any other person which is material to the ownership, use or operation of a material portion of the business, properties or assets of the Corporation, is in full force and effect and, to the best of the knowledge and belief of the Corporation is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default;

(bb)                          other than the obligation to issue the Deep Well Shares immediately prior to the Closing Time, the Corporation does not have any commitment, obligation or responsibility to issue Deep Well, Northern Alberta, Deep Alta or any other party any shares, options, warrants or other securities pursuant to the terms of the Farmout Agreement or otherwise;

(cc)                            the Corporation has received all necessary agreements and documents, including without limitation, duly executed notices of assignment, to validly appoint the Corporation as the operator of the Farmout Lands;

(dd)                          since incorporation, the Corporation has not: (i) declared or paid any dividends or made any distribution of its properties or assets to its shareholders and the Corporation has not disposed of any of its properties or assets or incurred any material indebtedness other than the Surge Canada Liabilities; or (ii) made or suffered any change or changes in its financial condition, assets, liabilities or business which, singularly or in the aggregate, have a Material Adverse Effect or could have a Material Adverse Effect on its financial condition, assets, liabilities or business as currently or proposed to be conducted;

(ee)                            the Corporation has timely filed, or caused to be filed, all material income tax returns required to be filed by it (all of which returns were correct and complete in all material respects), has timely paid, or caused to be paid, all taxes due and payable, and has satisfied in full in all respects all tax withholding, deposit and remittance requirements imposed on or with respect to the Corporation, and the Financial Statements contain an adequate provision in accordance with generally accepted accounting principles for all material amounts of taxes payable in respect of each period covered by such financial statements to the extent such taxes have not been paid, whether or not due and whether or not shown as being due on any tax returns.  The Corporation has made adequate provision in accordance with generally accepted accounting principles in its books and records for any amount of taxes material to the Corporation and accruing in respect of any accounting period ending subsequent to the period covered by such Financial Statements;

(ff)                                the Corporation has not received any written notification that any issue involving an amount of taxes has been raised and is currently pending by the Canada Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including any sales tax authority, and no waivers of statutes of limitations or objections to any assessments or reassessments involving an amount of taxes have been given, filed or requested with respect to the Corporation.  The Corporation has not received any notice from any taxing authority to the effect that any tax return is being examined, and the Corporation has no knowledge of any tax audit or issue.  There are no proposed (but unassessed) additional taxes applicable by the Corporation and none has been asserted against the Corporation.  There are no tax liens on, or statutory trusts in respect of, any assets of the Corporation except for taxes not yet due and payable.  The Corporation has not received a refund of any taxes to which to the knowledge of the Corporation, it was not entitled;

(gg)                          the Corporation has withheld from each payment made to any present or former employees, officers, and directors and to all persons who are non-residents of Canada for the purposes of the Tax Act all amounts required by Law and has remitted such withheld amounts within the prescribed periods to the appropriate federal or provincial taxing authority.  The Corporation has remitted all Canada pension plan contributions, employment insurance premiums, employer health taxes and other taxes payable by it and has or will have remitted such amounts to the proper taxing authority within the time required by applicable Law.  The Corporation charged, collected and remitted on a timely basis all taxes required by applicable Law (including, without limitation, Part IX of the Excise Tax Act (Canada) or the retail sales tax legislation of any province of Canada) on any sale, supply or delivery whatsoever, made by the Corporation;

(hh)                          the Corporation is not a party to written or oral employment agreements or consulting agreements other than as has been disclosed to the Agent in writing;

(ii)                                  there are no complaints against the Corporation before any employment standards branch or tribunal or human rights tribunal, nor, to the knowledge of the Corporation, any complaints or any occurrence which might lead to a complaint under any human rights legislation or employment standards legislation. There are no outstanding decisions or settlements or pending settlements under applicable employment standards legislation which place any obligation upon the Corporation to do or refrain from doing any act. Except for non-compliance that is not or would not result in a Material Adverse Effect on the Corporation, the Corporation is currently in full compliance with all workers’ compensation, occupational health and safety and similar legislation, including payment in full of all amounts owing thereunder, and there are no pending claims or outstanding orders against either of them under applicable workers’ compensation legislation, occupational health and safety or similar legislation nor has any event occurred which may give rise to any such claim;

(jj)                                  the corporate records and minute books of the Corporation as required to be maintained by it under the Laws of its jurisdiction of incorporation are up-to-date, in all material respects, and contain complete and accurate minutes of all meetings of shareholders and the board of directors and any committees thereof and all resolutions consented to in writing;

(kk)                            the Corporation is in compliance, and at all times has complied, with all applicable laws other than non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on the Corporation.  No investigation or review by any Governmental Entity with respect to the Corporation is pending or, to the knowledge of the Corporation, is threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, other than those the outcome of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Corporation;

(ll)                                  the Corporation is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to lawfully carry on its businesses as they are now being conducted (collectively, the “Corporation Permits”), except where the failure to be in possession of such Corporation Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Corporation, and there is no action, proceeding or investigation pending or, to the knowledge of the Corporation, threatened regarding any of the Corporation Permits which would have a Material Adverse Effect on the Corporation.  The Corporation is not in conflict with, or in default or violation of any of the Corporation Permits, except for any such conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Corporation;

(mm)                      except to the extent that in violation or other matter referred to in this subparagraph does not have a Material Adverse Effect on the business, financial condition, assets, properties, liabilities or operations of the Corporation:

(i)                                     the Corporation is not in violation of any applicable federal, provincial, state, municipal or local laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters (collectively, “Environmental Laws”);

(ii)                                  the Corporation has operated its business at all times and has received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(iii)                               except as have been disclosed in writing to the Agent, there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water system by the Corporation that have not been remedied;

(iv)                              no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of the Corporation;

(v)                                 the Corporation has not failed to report to the proper Governmental Entity the occurrence of any event which is required to be so reported by any Environmental Law; and

(vi)                              the Corporation holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licenses, permits and approvals are in full force and effect, and except for (A) notifications and conditions of general application to assets of a type owned by the Corporation, and (B) notifications relating to the reclamation obligations under the Environmental Protection and Enhancement Act (Alberta), the Corporation has not received any notification pursuant to any Environmental Laws that any work, repairs, construction or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto, or that any license, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated;

(nn)                          any and all operations of the Corporation and, to the knowledge of the Corporation, any and all operations by third parties, on or in respect of the assets and properties of the Corporation, have been conducted in accordance with good oil and gas industry practices and in material compliance with applicable laws, rules, regulations, orders and directions of governmental and other competent authorities;

(oo)                          in respect of the assets and properties of the Corporation that are operated by it, if any, the Corporation holds all valid licences, permits and similar rights and privileges that are required and necessary under applicable law to operate the assets and properties of the Corporation as presently operated;

(pp)                          although it does not warrant title, the Corporation does not have reason to believe that the Corporation does not have title to or the right to produce and sell its petroleum, natural gas and related hydrocarbons (for the purpose of this clause, the foregoing are referred to as the “Interest”) and does represent and warrant that the Interest is free and clear of adverse claims created by, through or under the Corporation except pursuant to those arising in the ordinary course of business and those of First Nation groups asserting traditional land claims over a broad portion of the Province of Alberta which may include the area of the Sawn Lake Project, and that, to its knowledge, the Corporation holds its Interest under valid and subsisting leases, licenses, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements except where the failure to so hold its Interest would not have a material adverse effect on the Corporation;

(qq)                          to the best of management of the Corporation’s knowledge, the Corporation does not have any reason to believe that the representations and warranties of Deep Well, Northern and Deep Alta, respectively, in the Farmout Agreement and Farmout Acknowledgement Agreement are not true and correct as of the date hereof or that Deep Well, Northern or Deep Alta, respectively, is in breach of any covenants in the Farmout Agreement or Farmout Acknowledgement Agreement, except such as would not have a material adverse effect on the business, operations, capital, properties, assets, liabilities (absolute, accrued, contingent or otherwise) or results of operations of the Corporation;

(rr)                                other than oil and gas industry standard “permitted encumbrances”, the Corporation is not aware of any defects, failures or impairments in the title of Deep Well, Northern or Deep Alta in the Farmout Lands, whether or not an action, suit, proceeding or inquiry is pending or threatened or whether or not discovered by any third party which in aggregate could have a material adverse effect on: (A) the quantity and pre-tax present worth values of the Farmout Lands; (B) the future production volumes derived from the Farmout Lands; or (C) the future cash flow of the Farmout Lands;

(ss)                            the Corporation is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts that are customary in the business in which it is engaged; to the best of the Corporation’s knowledge, all policies of insurance and fidelity or surety bonds insuring the Corporation or its business, assets, employees, officers and directors are in full force and effect, the Corporation is in compliance with the terms of such policies and instruments in all material respects and there are no material claims by the Corporation under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Corporation has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise) prospects, earnings, business or properties of the Corporation;

(tt)                                pursuant to the terms of the Shareholder Agreement, the board of directors of the Corporation will consist of David Perez, Tony Loria and Leigh Cassidy immediately prior to the Closing Time on the Closing Date;

(uu)                          pursuant to the terms of the Voting Agreement, the Deep Well Shares shall be voted by Surge U.S. until February 25, 2007; and

(vv)                          the representations and warranties of the Corporation in the Subscription Agreements are, or will on the Closing Date be, true and correct.

Section 6                                             Representations and Warranties of Surge U.S.

Surge U.S. represents and warrants to the Agent, and acknowledges that the Agent is relying upon such representations and warranties:

(a)                                  Surge U.S. has been duly incorporated and is a valid and subsisting corporation under the provisions of the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licensed or otherwise qualified to carry on business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where, individually or in the aggregate, the failure to be so licensed or qualified would not have a Material Adverse Effect on Surge U.S.;

(b)                                 the authorized share capital of Surge U.S. consists of 75,000,000 Surge U.S. Shares and 10,000,000 preferred shares.  As of the Closing Time, 33,464,463 Surge U.S. Shares (including 7,822,366 Surge U.S. Shares issued to Deep Well which will be returned to treasury) will be issued and outstanding as fully paid and non-assessable shares.  All the Surge U.S. Shares were offered, issued and sold in compliance with Applicable U.S. Securities Laws;

(c)                                  except for options to purchase 6,706,406 Surge U.S. Shares and warrants to purchase 1,505,000 Surge U.S. Shares, Surge U.S. does not have any outstanding agreements, subscriptions, warrants, options or commitments (pre-emptive, contingent or otherwise), nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment, obligating Surge U.S. to offer, sell, repurchase or otherwise acquire, transfer, pledge or encumber any shares in the capital of Surge U.S., or other securities, nor are there outstanding any securities or obligations of any kind convertible into or exercisable or exchangeable for any capital stock of Surge U.S..  There are no outstanding bonds, debentures or other evidences of indebtedness of Surge U.S. having the right to vote or that are exchangeable or convertible for or exercisable into securities having the right to vote with holders of Surge U.S. Shares on any matter as of the date hereof.  There are no outstanding securities of Surge U.S. in addition to Surge U.S. Shares having the right to vote with holders of Surge U.S. Shares on any matter;

(d)                                 Surge U.S. has no subsidiaries other than the Corporation;

(e)                                  Surge U.S. has full corporate power, capacity and authority to issue the Surge U.S. Shares issuable upon the conversion of the Debentures, and at the Closing Time, all necessary corporate action will have been taken by Surge U.S. to allot and authorize the issuance of the Surge U.S. Shares issuable upon the conversion of the Debentures and such Surge U.S. Shares will be validly issued as fully-paid and non-assessable Surge U.S. Shares in the capital of Surge U.S.;

(f)                                    Surge U.S. is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of, this Agreement, the Indenture and the Subscription Agreements by Surge U.S. or any of the transactions contemplated thereby, do not and will not result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under: (i) any applicable laws; (ii) any term or provision of the articles, by-laws or resolutions of the directors (or committee thereof) or shareholders of Surge U.S.; (iii) any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which Surge U.S. is a party or by which it is bound; or (iv) any judgment, decree, order, statute, rule or regulation applicable to Surge U.S. or its properties or assets, which default or breach might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of Surge U.S. or its properties or assets (on a combined basis) or would impair the ability of Surge U.S. to consummate the transaction contemplated hereby or to duly observe and perform any of its covenants or obligations contained in this Agreement, the Indenture and the Subscription Agreements;

(g)                                 Surge U.S. has full corporate power, capacity and authority to enter into this Agreement, the Indenture and the Subscription Agreements, and to perform its obligations set out herein and therein, and this Agreement is, and the Indenture and the Subscription Agreements will on the Closing Date be, duly authorized, executed and delivered by Surge U.S., and this Agreement is, and the Indenture and the Subscription Agreements will on the Closing Date be, legal, valid and binding obligations of Surge U.S. enforceable against Surge U.S. in accordance with their respective terms, subject to the general qualifications that:

(i)                                     enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws of general application affecting creditors’ rights generally;

(ii)                                  equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court;

(iii)                               the enforceability of any provision exculpating a party from liability or duty otherwise owed by it may be limited under applicable law;

(iv)                              the enforceability of any provision may be limited by and subject to applicable laws regarding limitations of actions;

(v)                                 the enforceability of provisions which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such document would be determined only in the discretion of the court;

(vi)                              enforceability may be limited by the equitable or statutory powers of the courts in Canada and the United States having jurisdiction to stay proceedings before them and the execution of judgments; and

(vii)                           rights to indemnity and contribution hereunder may be limited under applicable law;

(h)                                 Surge U.S. has not received any communications alleging that Surge U.S. has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity and Surge U.S. is not aware of any potential basis for such an allegation or of any reason to believe that such an allegation may be forthcoming;

(i)                                     the information and statements set forth in the Financial Statements are presented fairly and did not contain any material misrepresentation, as of the date of such information or statement;

(j)                                     Surge U.S. is not a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the by-laws of Surge U.S. and applicable laws, and the indemnification provided for herein) or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person;

(k)                                  except as disclosed to the Agent in the due diligence session on November 10, 2005, Surge U.S. does not have any loans or other indebtedness outstanding which have been made to or from any of its subsidiaries, shareholders, officers, directors or employees or any other person not dealing at arm’s length with it that are currently outstanding;

(l)                                     no officer, director, employee or any other person not dealing at arm’s length with Surge U.S. or, to the knowledge of Surge U.S., any associate or affiliate of any such person, owns, has or is entitled to any royalty, net profits interest, carried interest or any other encumbrances or claims of any nature whatsoever which are based on the Sawn Lake Project, the Farmout Agreement or any revenue or rights attributed thereto;

(m)                               other than through its shareholdings in the Corporation, Surge U.S. does not have any right, title, interest, claim to the working interests earned by the Corporation pursuant to the Farmout Agreement, and Surge U.S. is not entitled to any royalty, net profits interest, carried interest or any other encumbrances or claims of any nature whatsoever which are based on the Sawn Lake Project, the Farmout Agreement or any revenue or rights attributed thereto;

(n)                                 Surge U.S. has fulfilled all conditions precedent set out in the Farmout Agreement within its control;

(o)                                 Surge U.S. is a “registrant” within the meaning of the Applicable U.S. Securities Laws and the Surge U.S. Shares are currently listed for trading on the OTC Bulletin Board and has filed with the United States Securities and Exchange Commission all required filings in a timely manner since the date Surge U.S. first became a “registrant”;

(p)                                 the form and terms of definitive certificates representing the Surge U.S. Shares have been duly approved and adopted by Surge U.S. and comply with all legal requirements relating thereto;

(q)                                 no authorization, approval or consent of any court, governmental authority or regulatory agency (including any stock exchange) is required to be obtained by Surge U.S. in connection with the issuance and delivery of the Surge U.S. Shares on the conversion of the Debentures;

(r)                                    no Securities Commission or any other securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of Surge U.S., no such proceeding is, to the knowledge of Surge U.S., pending, contemplated or threatened, Surge U.S. is not in default of any requirement of Applicable U.S. Securities Laws and Surge U.S. is entitled to avail itself of the applicable exemptions available under such Applicable U.S. Securities Laws in respect of the trades in the Surge U.S. Shares to Subscribers as contemplated by this Agreement, the Indenture and the Subscription Agreements;

(s)                                  to the knowledge of Surge U.S., none of its directors or officers are subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange;

(t)                                    American Stock Transfer and Trust Co. is duly appointed as the registrar and transfer agent for Surge U.S. Shares;

(u)                                 neither Surge U.S. nor, to the best of Surge U.S.’s knowledge, any of its shareholders is a party to any unanimous shareholder agreement, pooling agreement, voting trust or similar type of arrangements in respect of outstanding securities of Surge U.S.;

(v)                                 the responses given by Surge U.S. and its directors and officers in the due diligence session held on November 10, 2005 were made in good faith, and to the knowledge of such parties, were true and correct where they relate to matters of fact.  Where the responses reflect the opinion or view of Surge U.S. or its directors or officers, such opinions or views were honestly held at the time they were given.  Where any responses incorporate forward looking information, such information is inherently subject to risks and uncertainties which cannot be warranted;

(w)                               Surge U.S. is not a party to any agreement or arrangement to acquire any shares or other interests in any other companies or persons and is not a party to any agreement or arrangement to acquire or lease any other business operations;

(x)                                   the Financial Statements (including any related notes thereto) (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved, (ii) complied in all material respects with the requirements of applicable Applicable U.S. Securities Laws, and (iii) fairly present the consolidated financial position, results of operations and cash flows of Surge U.S. as of the date thereof and for the period covered thereby;

(y)                                 from December 31, 2004 to the date of this Agreement, there has been no material change by Surge U.S. in its accounting policies, methods, practices or principles;

(z)                                   except for liabilities or obligations as otherwise disclosed to the Agent in writing or as set forth in any filing with the United States Securities and Exchange Commission, Surge U.S. does not have any liability or obligation including, without limitation, liabilities for taxes, whether accrued, absolute, contingent or otherwise, not reflected in the Financial Statements, except liabilities and obligations incurred in the ordinary course of business, which liabilities and obligations are not material in the aggregate;

(aa)                            except for the Dynamo Claim, the claim made by Gary Vandergrift, the Farmout Agreement Legal Claims (which will be discontinued immediately following the Closing Time) and such other claims as disclosed to the Agent at the due diligence session on November 10, 2005, there are no material actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of Surge U.S. or, instituted, pending, or, to the knowledge of Surge U.S., threatened against or affecting Surge U.S. at law or in equity or before or by any Governmental Entity, nor is there any material judgment, order, decree or award of any Governmental Entity having jurisdiction, obtained, pending or, to the knowledge of Surge U.S., threatened against Surge U.S., and neither Surge U.S. nor its respective assets and properties, is subject to any outstanding material judgment, order, writ, injunction or decree;

(bb)                          each contract or agreement between Surge U.S. and any other person which is material to the ownership, use or operation of a material portion of the business, properties or assets of Surge U.S., is in full force and effect and, to the best of the knowledge and belief of Surge U.S. is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default;

(cc)                            since December 31, 2004, Surge U.S. has not: (i) declared or paid any dividends or made any distribution of its properties or assets to its shareholders and Surge U.S. has not disposed of any of its properties or assets or incurred any material indebtedness; or (ii) made or suffered any change or changes in its financial condition, assets, liabilities or business which, singularly or in the aggregate, have a Material Adverse Effect or could have a Material Adverse Effect on its financial condition, assets, liabilities or business as currently or proposed to be conducted;

(dd)                          Surge U.S. has timely filed, or caused to be filed, all material income tax returns required to be filed by it (all of which returns were correct and complete in all material respects), has timely paid, or caused to be paid, all taxes due and payable, and has satisfied in full in all respects all tax withholding, deposit and remittance requirements imposed on or with respect to Surge U.S., and the Financial Statements contain an adequate provision in accordance with generally accepted accounting principles for all material amounts of taxes payable in respect of each period covered by such financial statements to the extent such taxes have not been paid, whether or not due and whether or not shown as being due on any tax returns.  Surge U.S. has made adequate provision in accordance with generally accepted accounting principles in its books and records for any amount of taxes material to Surge U.S. and accruing in respect of any accounting period ending subsequent to the period covered by such Financial Statements;

(ee)                            Surge U.S. has not received any written notification that any issue involving an amount of taxes has been raised and is currently pending by the Canada Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including any sales tax authority, and no waivers of statutes of limitations or objections to any assessments or reassessments involving an amount of taxes have been given, filed or requested with respect to Surge U.S.  Surge U.S. has not received any notice from any taxing authority to the effect that any tax return is being examined, and Surge U.S. has no knowledge of any tax audit or issue.  There are no proposed (but unassessed) additional taxes applicable by Surge U.S. and none has been asserted against Surge U.S..  There are no tax liens on, or statutory trusts in respect of, any assets of Surge U.S. except for taxes not yet due and payable.  Surge U.S. has not received a refund of any taxes to which to the knowledge of Surge U.S., it was not entitled;

(ff)                                Surge U.S. has withheld from each payment made to any present or former employees, officers, and directors and to all persons who are non-residents of Canada for the purposes of the Tax Act all amounts required by Law and has remitted such withheld amounts within the prescribed periods to the appropriate federal or provincial taxing authority.  Surge U.S. has remitted all pension plan contributions, employment insurance premiums, employer health taxes and other taxes payable by it and has or will have remitted such amounts to the proper taxing authority within the time required by applicable law.  Surge U.S. charged, collected and remitted on a timely basis all taxes required by applicable law on any sale, supply or delivery whatsoever, made by Surge U.S.;

(gg)                          Surge U.S. is not a party to written or oral employment agreements or consulting agreements other than as has been disclosed to the Agent in writing or as set forth in any filing with the United States Securities and Exchange Commission;

(hh)                          there are no complaints against Surge U.S. before any employment standards branch or tribunal or human rights tribunal, nor, to the knowledge of Surge U.S., any complaints or any occurrence which might lead to a complaint under any human rights legislation or employment standards legislation. There are no outstanding decisions or settlements or pending settlements under applicable employment standards legislation which place any obligation upon Surge U.S. to do or refrain from doing any act. Except for non-compliance that is not or would not result in a Material Adverse Effect on Surge U.S., Surge U.S. is currently in full compliance with all workers’ compensation, occupational health and safety and similar legislation, including payment in full of all amounts owing thereunder, and there are no pending claims or outstanding orders against either of them under applicable workers’ compensation legislation, occupational health and safety or similar legislation nor has any event occurred which may give rise to any such claim;

(ii)                                  the corporate records and minute books of Surge U.S. as required to be maintained by it under the Laws of its jurisdiction of incorporation are up-to-date, in all material respects, and contain complete and accurate minutes of all meetings of shareholders and the board of directors and any committees thereof and all resolutions consented to in writing;

(jj)                                  Surge U.S. is in compliance, and at all times has complied, with all applicable laws, including all United States federal and state securities laws, other than non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on Surge U.S..  No investigation or review by any Governmental Entity with respect to

Surge U.S. is pending or, to the knowledge of Surge U.S., is threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, other than those the outcome of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Surge U.S.;

(kk)                            Surge U.S. is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to lawfully carry on its businesses as they are now being conducted (collectively, the “Surge U.S. Permits”), except where the failure to be in possession of such Surge U.S. Permits would not, individually or in the aggregate, have a Material Adverse Effect on Surge U.S., and there is no action, proceeding or investigation pending or, to the knowledge of Surge U.S., threatened regarding any of Surge U.S. Permits which would have a Material Adverse Effect on Surge U.S..  Surge U.S. is not in conflict with, or in default or violation of any of Surge U.S. Permits, except for any such conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Surge U.S.;

(ll)                                  except to the extent that in violation or other matter referred to in this subparagraph does not have a Material Adverse Effect on the business, financial condition, assets, properties, liabilities or operations of Surge U.S.:

(i)                                     Surge U.S. is not in violation of any applicable Environmental Laws;

(ii)                                  Surge U.S. has operated its business at all times and has received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(iii)                               except as have been disclosed in writing to the Agent, there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water system by Surge U.S. that have not been remedied;

(iv)                              no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of Surge U.S.;

(v)                                 Surge U.S. has not failed to report to the proper Governmental Entity the occurrence of any event which is required to be so reported by any Environmental Law; and

(vi)                              Surge U.S. holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licenses, permits and approvals are in full force and effect, and except for (A) notifications and conditions of general application to assets of a type owned by Surge U.S., and (B) notifications relating to the reclamation obligations under the Environmental Protection and Enhancement Act (Alberta), Surge U.S. has not received any notification pursuant to any Environmental Laws that any work, repairs, construction or capital expenditures are required to be made by it as a condition of continued

compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto, or that any license, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated;

(mm)                      any and all operations of Surge U.S. and, to the knowledge of Surge U.S., any and all operations by third parties, owned or in respect of the assets and properties of Surge U.S., have been conducted in accordance with good oil and gas industry practices and in material compliance with applicable laws, rules, regulations, orders and directions of governmental and other competent authorities; and

(nn)                          the representations and warranties of Surge U.S. in the Subscription Agreements are, or will on the Closing Date be, true and correct.

Section 7                                             Conditions

The obligations of the Agent hereunder shall be conditional upon the Agent receiving, and the Agent shall have the right on the Closing Date on behalf of Subscribers to withdraw all Subscription Agreements delivered and not previously withdrawn by Subscribers unless the Agent receives, on the Closing Date:

(a)                                  legal opinions of the Corporation’s Counsel addressed to the Agent and the Subscribers in form and substance satisfactory to the Agent, and the Agent’s Counsel, acting reasonably, relating to the Corporation, Surge U.S., the Offering, the issuance and sale of the Debentures, the Agent’s Warrant and underlying securities, including, without limitation, compliance with Applicable U.S. Securities Laws, compliance with Applicable Canadian Securities Laws of the Selling Jurisdictions in which Debentures were sold, in any way connected with the Offering, issuance, sale and delivery of the Debentures and Agent’s Warrant as the Agent may reasonably request.  It is understood that the respective counsel may rely on, or arrange for separate deliveries of, the opinions of local counsel acceptable to them as to matters governed by the laws of jurisdictions other than Alberta and on certificates of officers of the Corporation, and the auditors of the Corporation as to relevant matters of fact;

(b)                                 a certificate of the Corporation dated the Closing Date, addressed to the Agent and the Subscribers and signed on the Corporation’s behalf by its President and Chief Executive Officer or the Chairman of the Corporation, or such other officer of the Corporation satisfactory to the Agent, acting reasonably, certifying that:

(i)                                     the Corporation has complied with and satisfied all terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time, other than those which have been waived by the Agent in writing;

(ii)                                  the representations and warranties of the Corporation set forth in this Agreement and the Subscription Agreements are true and correct at the Closing Time, as if made at such time;

(iii)                               no event of a nature referred to in Section 12(a), (b), (d) or (e) has occurred or to the knowledge of such officer is pending, contemplated or threatened (excluding any requirement of the Agent to make a determination as to whether or not any event or change has, in the Agent’s opinion, had or would have the effect specified therein);

(iv)                              the Corporation has made and/or obtained, on or prior to the Closing Time, all necessary filings, approvals, consents and acceptances of applicable regulatory authorities and under any applicable agreement or document to which the Corporation is a party or by which it is bound, required for the execution and delivery of this Agreement, the Offering in the Selling Jurisdictions and the consummation of the other transactions contemplated hereby (subject to completion of filings with certain regulatory authorities following the Closing Date); and

(v)                                 such other matters as may be reasonably requested by the Agent or the Agent’s Counsel;

and the Agent shall have no knowledge to the contrary;

(c)                                  a certificate of Surge U.S. dated the Closing Date, addressed to the Agent and the Subscribers and signed on Surge U.S.’s behalf by its President and Chief Executive Officer or the Chief Financial Officer of Surge U.S., or such other officer of Surge U.S. satisfactory to the Agent, acting reasonably, certifying that:

(i)                                     Surge U.S. has complied with and satisfied all terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Closing Time, other than those which have been waived by the Agent in writing;

(ii)                                  the representations and warranties of Surge U.S. set forth in this Agreement and the Subscription Agreements are true and correct at the Closing Time, as if made at such time;

(iii)                               no event of a nature referred to in Section 12(a), (b), (d) or (e) has occurred or to the knowledge of such officer is pending, contemplated or threatened (excluding any requirement of the Agent to make a determination as to whether or not any event or change has, in the Agent’s opinion, had or would have the effect specified therein);

(iv)                              Surge U.S. has made and/or obtained, on or prior to the Closing Time, all necessary filings, approvals, consents and acceptances of applicable regulatory authorities and under any applicable agreement or document to which Surge U.S. is a party or by which it is bound, required for the execution and delivery of this Agreement and the consummation of the other transactions contemplated hereby; and

(v)                                 such other matters as may be reasonably requested by the Agent or the Agent’s Counsel;

and the Agent shall have no knowledge to the contrary;

(d)                                 evidence satisfactory to the Agent that the Corporation has obtained all necessary approvals, if any, for the issuance of the Debentures (and the issuance of the Common

Shares on conversion of the Debentures), subject only to the filing of required documents which are in the possession of the Corporation, on the Closing Date and payment of applicable fees;

(e)                                  evidence satisfactory to the Agent that Surge U.S. has obtained all necessary approvals, if any, for the issuance of the Surge U.S. Shares on conversion of the Debentures;

(f)                                    definitive certificates issued on the Closing Date representing, in the aggregate, all of the Debentures subscribed for registered in such name or names as the Agent shall notify the Corporation in writing not less than two Business Days prior to the Closing Date, provided such certificates registered in such names may be delivered in advance of the Closing Date to the Agent or such other parties in such locations as the Agent may direct and the Agent and the Corporation may agree;

(g)                                 executed copies of this Agreement, the Subscription Agreements, the Indenture and the Farmout Acknowledgement Agreement, each in form and substance reasonably satisfactory to the Agent and the Agent’s Counsel;

(h)                                 duly executed discontinuances and undertakings, in such form as approved by Agent’s Counsel, acting reasonably, to cause all of the Farmout Agreement Legal Claims to be discontinued;

(i)                                     such other certificates and documents as may be reasonably requested by the Agent or the Agent’s counsel.

The foregoing conditions are for the sole benefit of the Agent and may be waived in whole or in part by the Agent at any time and, without limitation, the Agent shall have the right, on behalf of potential subscribers, to withdraw all Subscription Agreements delivered and not previously withdrawn or rescinded by such persons. If any of the foregoing conditions are not met, the Agent may terminate its obligations under this Agreement without prejudice to any other remedies it may have.

Section 8                                             Closing

The issue and sale of the Debentures shall be completed at the Closing Time at the offices of Burnet, Duckworth & Palmer LLP or at such other place as the Corporation and the Agent may agree.  Subject to the conditions set forth in Section 7, the Agent, on the applicable Closing Date, shall deliver to the Corporation:

(a)                                  all completed Subscription Agreements executed by the Subscribers (including all applicable schedules thereto), in form and substance reasonably satisfactory to the Corporation and the Agent and their respective counsel; and

(b)                                 a certified cheque made payable to the Corporation in an amount equal to the aggregate gross proceeds of the Offering less the Agent’s fees and expenses set out herein;

against delivery by the Corporation of:

(a)                                  the certificates referred to in Section 7(f), to be delivered at the Closing Time;

(b)                                 the certificate representing the Agent’s Warrant; and

(c)                                  such further documentation as may be contemplated by this Agreement or that may reasonably be requested by the Agent’s Counsel.

In the event that there is more than one closing, the conditions to closing shall apply to all of such closings and the documents contemplated by Section 7 and Section 8 to be delivered at the closing shall be delivered at the first closing and at any subsequent closings to the extent applicable.

The Corporation may not reject any properly completed Subscription Agreement which is in compliance with Applicable Canadian Securities Laws, unless: (i) the principal amount of Debentures subscribed for or purchased pursuant to all Subscription Agreements tendered by the Agent exceeds the maximum principal amount of Debentures to be sold under this Agreement, in which case Subscription Agreements representing the over-allotment shall, in consultation with the Agent, be rejected; or (ii) unless the acceptance of such Subscription Agreement may breach or violate any Applicable Canadian Securities Laws.

Section 9                                             Fees

In consideration for the Agent’s services, the Corporation shall pay to the Agent at the Closing Time a cash commission in the amount of 8% of the aggregate gross proceeds raised pursuant to the Offering.

In addition to the cash commission, the Corporation will issue to the Agent at the Closing Time an irrevocable warrant to purchase that number of Common Shares equal to 8% of the Common Shares issuable on conversion of all of the Debentures issued pursuant to the Offering, at an exercise price of $1.00 per share, which option shall be exercisable by the Agent for a period of the earlier of: twelve (12) months following the date on which the Corporation completes a Going Public Transaction (as defined in the Agent’s Warrant certificate) and three (3) years from the Closing Time (the “Agent’s Warrant”).

For the purposes of this Section 9, the parties agree that 1/8th of the cash commission payable to the Agent shall be allocated for the advisory services provided by the Agent while 7/8ths shall be allocated for the financing services.  Furthermore, 3/8ths of the Agent’s Warrants payable to the Agent shall be allocated for the advisory services provided by the Agent while 5/8ths shall be allocated for the financing services.

Section 10                                      Expenses

Whether or not the transactions contemplated herein shall be completed, all costs and expenses of or incidental to the creation, issue, sale or distribution of the Debentures shall be borne by the Corporation, including, without limitation, all costs and expenses of or incidental to the private placement of the Debentures, the fees and expenses of the Corporation’s counsel, agent’s counsel retained by the Corporation’s counsel, the Corporation’s auditors, the Corporation’s engineers, the Trustee, the reasonable out-of-pocket expenses of the Agent, including, but not limited to, travel and road show expenses and the Agent’s legal fees and expenses (for both Canadian and U.S. legal counsel), and all other costs and expenses relating to the transactions contemplated herein.  All fees and expenses incurred by the Agent which are reimbursable hereunder shall be payable by the Corporation immediately upon receiving an invoice therefore from the Agent or the Agent shall be authorized to deduct such fees and expenses from the gross proceeds of the Offering.

Section 11                                      Waiver

The Agent may, in respect of the Corporation or Surge U.S., waive in whole or in part any breach of, default under or non-compliance with any representation, warranty, covenant, term or condition hereof on the part of the Corporation or Surge U.S., or extend the time for compliance therewith, without prejudice to any of its rights in respect of any other representation, warranty, covenant, term or condition hereof or any other breach of, default under or non-compliance with any other representation, warranty, covenant, term or condition hereof, provided that any such waiver or extension shall be binding on the Agent only if the same is in writing.

Section 12                                      Termination Events

The Agent may terminate its obligations hereunder, without any liability on the Agent’s part, by written notice to the Corporation, in the event that at or prior to the Closing Time:

(a)                                  any order to cease or suspend trading in any securities of the Corporation or Surge U.S., or prohibiting or restricting the distribution of the Debentures, is made, or proceedings are announced, commenced or threatened for the making of any such order, by any securities commission or similar regulatory authority, or by any other competent authority, and the same has not been rescinded, revoked or withdrawn;

(b)                                 any inquiry, investigation (whether formal or informal) or other proceeding in relation to the Corporation, Surge U.S. or any of their directors or officers is announced or commenced by any securities commission or similar regulatory authority, or by any other competent authority, or any order is issued under or pursuant to any statute of Canada or of any of the provinces of Canada, or any other applicable law or regulatory authority (unless based on the activities or alleged activities of the Agent), or there is any change of law, regulation or policy or the interpretation or administration thereof, which, in the sole opinion of the Agent, acting reasonably, may materially adversely affect the Corporation, Surge U.S. or the trading or distribution of the Debentures or the trading of the Surge U.S. Shares;

(c)                                  there should develop, occur or come into effect or existence any event, action, state, condition (including, without limitation, terrorism or accident) or major financial occurrence of national or international consequence or any action by government, law or regulation, or any other such occurrence of any nature whatsoever, which, in the sole opinion of the Agent, acting reasonably, seriously adversely affects, or involves, or will seriously adversely affect or involve, or might seriously adversely affect or involve the financial markets or the business, operations or affairs of the Corporation or Surge U.S.;

(d)                                 there should occur any change, event, fact or circumstance (actual, contemplated or threatened) or any development that could result in such a change, event, fact or circumstance, which, in the sole opinion of the Agent as determined by the Agent in its sole discretion, could reasonably be expected to have a material adverse effect on the business, operations or affairs of the Corporation, Surge U.S., the value or the marketability of the Debentures or the market price or value or the marketability of the Surge U.S. Shares;

(e)                                  neither the Corporation or Surge U.S. shall be in breach of, default under or non-compliance in any material respect with any representation, warranty, term or condition of this Agreement, the Indenture or the Subscription Agreements; or

(f)                                    the Agent shall become aware, as a result of its due diligence review (including, without limitation, the due diligence session) or otherwise, of any adverse material information, fact or change (in the sole opinion of the Agent, acting reasonably) with respect to the Corporation or Surge U.S. which had not been publicly disclosed or disclosed in writing to the Agent, prior to the date hereof;

in any of which cases, the Agent shall be entitled, at its option, to terminate and cancel its obligations to the Corporation and Surge U.S. under this Agreement and the obligations of any Subscriber under any Subscription Agreement by written notice to that effect given to the Corporation prior to the Closing Date.

Section 13                                      Continuation of Termination Right

The Agent may exercise any or all of the rights provided for in Section 7, Section 11 or Section 12 notwithstanding any material change, change, event or state of facts and notwithstanding any act or thing taken or done by the Agent or any inaction by the Agent, whether before or after the occurrence of any material change, change, event or state of facts including, without limitation, any act of the Agent related to the Offering or continued offering of the Debentures for sale, and the Agent shall only be considered to have waived or be estopped from exercising or relying upon any of its rights under or pursuant to in Section 7, Section 11 or Section 12 if such waiver or estoppel is in writing and specifically waives or estops such exercise or reliance.

Section 14                                      Exercise of Termination Right

Any termination pursuant to the terms of this Agreement shall be effected by notice in writing delivered to the Corporation prior to the Closing Date, provided that no termination shall discharge or otherwise affect any obligation of the Corporation under Section 10 and Section 16 through Section 19 inclusive. The rights of the Agent to terminate its obligations hereunder are in addition to, and without prejudice to, any other remedies it may have.

Section 15                                      Survival

It is understood that all representations, warranties, covenants, terms and conditions herein or contained in certificates or documents submitted pursuant to or in connection with the transactions contemplated herein shall survive the payment by the Agent for the Debentures and shall continue in full force and effect for the benefit of the Agent and the Subscribers for a period of two years regardless of any investigation by or on behalf of the Agent with respect thereto.

Section 16                                      Indemnity

The Corporation and Surge U.S. (collectively, the “Indemnitor”) shall jointly and severally indemnify and save harmless each of the Agent and their respective affiliates, shareholders, directors, officers, partners, employees and agents (collectively the “Indemnified Parties”) from and against all actual or threatened claims, actions, suits, investigations and proceedings (collectively “Proceedings”) and all losses (other than loss of profits), expenses, fees, damages, obligations, payments and liabilities (collectively “Liabilities”) (including without limitation all statutory duties and obligations, and, subject to Section 18, all amounts paid to investigate, defend and settle any action or to satisfy any judgment or award and all legal fees and disbursements actually incurred) which now or any time hereafter are suffered or incurred by reason of any event, act or omission in any way caused by, or arising directly or indirectly from or in consequence of:

(a)                                  any information or statement contained in this Agreement, the Subscription Agreements, the Indenture, the Financial Statements or any certificate or other document provided by or on behalf of the Corporation or Surge U.S. to the Agent or a Subscriber in connection with the Offering (other than any information or statement relating solely to the Agent and furnished to the Corporation by the Agent expressly for inclusion therein or forward looking information and materials prepared by third parties), which is or is alleged to be untrue or any omission or alleged omission to provide any information or state any fact the omission of which makes or is alleged to make any such information or statement untrue or misleading in light of the circumstances in which it was made;

(b)                                 any misrepresentation or alleged misrepresentation (except a misrepresentation which is based upon information relating solely to the Agent and furnished to the Corporation by the Agent expressly for inclusion in this Agreement or the Subscription Agreements) contained in any part of this Agreement, the Indenture or the Subscription Agreements;

(c)                                  any prohibition or restriction of trading in the securities of the Corporation or Surge U.S. or any prohibition or restriction affecting the distribution of the Debentures (not based solely upon the activities or alleged activities of the Agent or its banking or selling group members, if any), imposed by any competent authority if such prohibition or restriction is based on any misrepresentation or alleged misrepresentation of a kind referred to in Section 16(b);

(d)                                 any order made or any inquiry, investigation (whether formal or informal) or other proceeding commenced or threatened by any securities commission or by any one or more competent authorities (not based solely upon the activities or the alleged activities of the Agent or its banking or selling group members, if any) relating to or affecting the trading or distribution of the Debentures, the Common Shares or the Surge U.S. Shares; or

(e)                                  any material breach of, default under or non-compliance by the Corporation or Surge U.S. with any representation, warranty, term or condition of this Agreement, or any certificate or other document delivered by or on behalf of the Corporation or Surge U.S. hereunder or any requirement of Applicable Canadian Securities Laws or Applicable U.S. Securities Laws,

provided that in the event and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made or a regulatory authority in a final ruling from which no appeal can be made shall determine that any matter in respect of which indemnity may be sought hereunder resulted solely from the gross negligence, dishonesty, fraud or wilful misconduct of any Indemnified Party claiming indemnity, this indemnity shall not apply.

The Corporation and Surge U.S. hereby waive their right to recover contribution from the Agent with respect to any liability of the Corporation or Surge U.S. by reason of or arising out of any misrepresentation in the Financial Statements provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of: (i) any misrepresentation which is based solely upon information relating solely to the Agent contained in such document and furnished to the Corporation by the Agent expressly for inclusion in such document; or (ii) any failure by the Agent to provide to prospective purchasers of Debentures any document which the Corporation is required to provide to such prospective purchasers and which the Corporation has provided to the Agent to forward to such prospective purchasers.

Section 17                                      Notice of Indemnity Claim

If any Proceeding is brought, instituted or threatened against any Indemnified Party which may result in a claim for indemnification under this Agreement, such Indemnified Party shall notify the Corporation and Surge U.S. as soon as possible of the nature of such claim, and the Corporation and Surge U.S. shall be entitled (but not required) to assume conduct of the defence thereof and retain counsel on behalf of the Indemnified Party who is satisfactory to the Indemnified Party, acting reasonably, to represent the Indemnified Party in such Proceeding and the Corporation and Surge U.S. shall pay the fees and disbursements of such counsel and all other expenses of the Indemnified Party relating to such Proceeding as incurred.  Failure to so notify the Corporation and Surge U.S. shall not relieve the Corporation or Surge U.S. from liability except and only to the extent that the failure materially prejudices the Corporation or Surge U.S.  If the Corporation or Surge U.S. assumes conduct of the defence for an Indemnified Party, the Indemnified Party shall fully cooperate in the defence including, without limitation, the provision of documents, appropriate officers and employees to give witness statements, attend examinations for discovery, make affidavits, meet with counsel, testify and divulge all information reasonably required to defend or prosecute the Proceedings.

In any such Proceeding the Indemnified Party shall have the right to employ separate counsel and to participate in the defence thereof if:

(a)                                  the Indemnified Party has been advised in writing by counsel that there may be a reasonable legal defence available to the Indemnified Party that is different from or in addition to those available to the Corporation and Surge U.S. or that a conflict of interest exists which makes representation by counsel chosen by the Corporation and Surge U.S. not advisable;

(b)                                 the Indemnitor has not assumed the defence of the Proceeding and employed counsel therefor satisfactory to the Indemnified Party within ten (10) days after receiving notice thereof; or

(c)                                  employment of such other counsel has been authorized by the Corporation or Surge U.S.;

in which event, the fees and disbursements of such counsel (on a solicitor and his client basis) shall be paid by the Corporation and Surge U.S.; it being understood, however, that the Corporation and Surge U.S. shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate law firm in each jurisdiction (in addition to any local counsel) for all such Indemnified Parties.

Section 18                                      Admission of Liability

No admission of liability and no settlement of any Proceeding shall be made by the Corporation or Surge U.S. without the prior written consent of the Indemnified Parties affected, such consent not to be unreasonably withheld.  No admission of liability and no settlement of any Proceeding shall be made by an Indemnified Party without the prior written consent of the Corporation or Surge U.S. and the other Indemnified Parties affected, such consent not to be unreasonably withheld.

Section 19                                      Right of Contribution

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Agreement is due in accordance with its terms but is (in whole or in part), for any reason, held by a court to be unavailable from the Corporation or Surge U.S. on grounds of policy or otherwise, each of the Corporation and Surge U.S. and the party or parties seeking indemnification shall contribute to the aggregate Liabilities (or Proceedings in respect thereof) to which they may be subject or which they may suffer or incur:

(a)                                  in such proportion as is appropriate to reflect the relative benefit received by the Corporation and Surge U.S. on the one hand and by the Agent on the other hand from the Offering; or

(b)                                 if the allocation provided by subparagraph (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subparagraph (a) above but also to reflect the relative fault of the party or parties seeking indemnity, on the one hand, and the parties from whom indemnity is sought, on the other hand, in connection with the statement, omission, misrepresentation or alleged misrepresentation, order, inquiry, investigation or other matter or thing which resulted in such Liabilities, as well as any other relevant equitable considerations.

The relative benefits received by the Corporation and Surge U.S., on the one hand, and the Agent, on the other hand, shall be deemed to be in the same proportion that the total proceeds of the Offering received by the Corporation (net of fees but before deducting expenses) bear to the fees received by the Agent.

The amount paid or payable by the Indemnitor as a result of any Proceedings or Liabilities shall, without limitation, include any legal or other expenses reasonably incurred by the Indemnified Person in connection with investigating or defending such Liabilities (or Proceedings in respect thereof), whether or not resulting in any action, suit, proceeding or claim.

Any liability of the Agent under this Section 19 shall be limited to the amount of the Agent’s fee paid to the Agent pursuant to Section 7 hereof.

The Corporation agrees that it would not be just and equitable if contributions pursuant to this Agreement were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding sections.

The rights to indemnity and right of contribution provided in the foregoing paragraphs shall be in addition to, and not in derogation of, any other right to contribution which the Indemnified Parties may have by statute or otherwise at law or in equity.  Subject to Section 16, the Indemnitor waives all rights of contribution that it may have against any Indemnified Party relating to any Liability in respect of which the Indemnitor has agreed to indemnify the Indemnified Parties hereunder.

It is the intention of the Corporation and Surge U.S. to constitute the Agent as trustee for the Indemnified Parties for the purposes of Section 16 to Section 19 inclusive and the Agent shall be entitled, as trustee, to enforce such covenants on behalf of any other Indemnified Parties.

If any Proceeding is brought in connection with the transactions contemplated by this Agreement and the Agent or representative of the Agent is required to testify in connection therewith or is required to respond to procedures designed to discover information relating thereto, the Agent will have the right to employ their own counsel in connection therewith, and the reasonable fees and disbursements of such counsel in connection therewith as well as its reasonable fees at the normal per diem rate for its directors, officers, employees and agents involved in preparation for and attendance at such Proceeding or in so responding, and any other reasonable costs and out-of-pocket expenses incurred by it in connection therewith, will be paid by the Corporation and Surge U.S. as they are incurred.

The obligations under the indemnity and right of contribution provided herein shall apply whether or not the transactions contemplated by this Agreement are completed and shall survive the completion of the transactions contemplated under this Agreement and the termination of this Agreement.

Section 20                                      Future Financings

Subject to the terms hereinafter provided, the Corporation hereby grants a right to the Agent to participate with a significant title in the Corporation’s future equity financings on such terms as the Corporation and the Agent may mutually agree upon, in each of the offerings.  For the purposes of this agreement, “equity financings” shall include all offerings of Common Shares or securities convertible into or exchangeable for Common Shares.  The Corporation covenants and agrees that it will give not less than five (5) Business Days notice in writing to the Agent of any decision made by the Corporation to effect, complete, or enter into any agreement to effect or complete an equity financing, and to provide the Agent the right, during the five (5) Business Days, to agree with the Corporation on the terms of the Agent’s engagement to participate in such equity financing.  If the Agent does not exercise its rights hereunder, or if the Corporation and the Agent are unable to agree upon the terms of the proposed equity financing within such five (5) Business Days, then the Corporation may, for a period of 60 days, proceed with the equity financing through any other agent or underwriter, as the case may be, without the Agent’s participation, provided that the terms and conditions of such equity financing are not more favourable to any such agent or underwriter and/or more favourable to any investor or subscriber of the securities to be offered pursuant to the proposed equity financing, as the case may be, than the terms and conditions proposed in writing by the Corporation to the Agent or offered by the agent to the Corporation.  The right of participation granted by the Corporation to the Agent in this Section 20 shall terminate on the earliest of: (i) November 15, 2006; (ii) the date that the Corporation completes a Going Public Transaction (as defined in the Agent’s Warrant certificate); (iii) in the event that the Agent fails to exercise its right of participation hereunder or if the Corporation and the Agent are unable to agree upon the terms and conditions of the proposed equity financing and, in either case, the Corporation completes such proposed equity financing with another agent or underwriter, as applicable; and (iv) the date on which Tony P. Loria ceases to be employed with the Agent.

Section 21                                      Notices

Any notice or other communication to be given hereunder shall, in the case of notice to be given to the Corporation, be addressed to:

Surge Global Energy (Canada), Ltd.

1818, 144 - 4th Avenue S.W.

Calgary, Alberta

T2P 3N4

Attention:	C.W. Leigh Cassidy
Telecopy No.:	(403)238-5339

and a copy to:

Burnet, Duckworth & Palmer LLP

1400, 350 - 7th Avenue S.W.

Calgary, Alberta

T2P 3N9

Attention:	Fred Davidson
Telecopy No.:	(403)260-0337

and, in the case of notice to be given to Surge U.S., be addressed to:

Surge Global Energy, Inc.

12220 El Camino Real, Suite 410

San Diego, California 92130

Attention:	David Perez
Telecopy No.:	(858)704-5011

and a copy to:

Sichenzia Ross Friedman Ference LLP

1065 Avenue of the Americas

New York, New York

10018

Attention:	Darrin Ocasio
Telecopy No.:	(212)930-9725

and, in the case of notice to be given to the Agent, be addressed to:

MGI Securities Inc.

Suite 1420, 333 - 5th Avenue SW

Calgary, AB

T2P 3B6

Attention:	Tony Loria
Telecopy No.:	(403) 705-4971

and a copy to:

Davis & Company LLP

3000 Shell Centre

400 – 4th Avenue SW

Calgary, Alberta

T2P 0J4

Attention:	James Bell
Telecopy No.:	(403) 296-4474

or to such other address as the party may designate by notice given to the others.  Each communication shall be personally delivered to the addressee or sent by facsimile transmission to the addressee, and:

(a)                                  a communication which is personally delivered shall, if delivered before 4:30 p.m. (local time) on a Business Day, be deemed to be given and received on that day and, in any other case be deemed to be given and received on the first Business Day following the day on which it is delivered; and

(b)                                 a communication which is sent by facsimile transmission shall, if sent on a Business Day before 4:30 p.m. (local time), be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent.

Section 22                                      Acknowledgement and Consent

The Corporation and Surge U.S. each: (a) acknowledges and agrees that the Agent has certain statutory obligations as a registrant under the Applicable Canadian Securities Laws and has fiduciary relationships with its clients; and (b) consents to the Agent acting hereunder while continuing to act for its clients.  To the extent that the Agent’s statutory obligations as a registrant under Applicable Canadian Securities Laws or fiduciary relationships with its clients conflicts with its obligations hereunder, the Agent shall be entitled to fulfil its statutory obligations as a registrant under Applicable Canadian Securities Laws and its duties to its clients.  Nothing in this Agreement shall be interpreted to prevent the Agent from fulfilling its statutory obligations as a registrant under Applicable Canadian Securities Laws or to act as a fiduciary of its clients.

Section 23                                      Trust

The Corporation and Surge U.S. acknowledge and agree that it is the intention of the parties hereto and the Corporation and Surge U.S. hereby constitutes the Agent as trustee for each of the Subscribers in respect of each of the respective covenants, agreements and representations and warranties of the Corporation and Surge U.S. contained herein and the Agent shall be entitled, as trustee, in addition to any rights of the Subscribers, to enforce such covenants, agreements and representations and warranties on behalf of the Subscribers.

Section 24                                      Severance

If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

Section 25                                      Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

Section 26                                      Time of the Essence

Time shall be of the essence of this Agreement.

Section 27                                      Counterpart Execution

This Agreement may be executed in one or more counterparts and by telecopier each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

Section 28                                      Entire Agreement

It is understood that the terms and conditions of this Agreement supersede any previous verbal or written agreement between the Agent, the Corporation and Surge U.S. in respect of the offer for sale by the Corporation of the Debentures.

If the foregoing is in accordance with your understanding and is agreed to by you, please confirm your acceptance by signing the enclosed copies of this Agreement at the place indicated and returning same to the Agent.

MGI SECURITIES INC.

Per:	/s/ Tony P. Loria

ACCEPTED AND AGREED to as of the
15th day of November, 2005.

SURGE GLOBAL ENERGY (CANADA), LTD.

Per:	/s/ Fred W. Kelly

ACCEPTED AND AGREED to as of the
15th day of November, 2005.

SURGE GLOBAL ENERGY, INC.

Per:	/s/ David Perez

SCHEDULE ”A”

REGISTRATION RIGHTS AGREEMENT